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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 File Number 333-86876) pertaining to the United Community Banks, Inc. Profit Sharing Plan of our report dated July 12, 2004, with respect to the financial statements of the United Community Banks, Inc. Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                           /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
July 22, 2004